Exhibit 10.7

STOCK SURRENDER AGREEMENT

This Stock Surrender Agreement (this “Agreement”), dated as of November 7, 2023, is made between [●] (“Member”) and Amneal NewCo Inc., a Delaware corporation (“New PubCo”).

R E C I T A L S

WHEREAS, pursuant to the transactions contemplated by that certain Business Combination Agreement, dated October 17, 2017, by and among Amneal Pharmaceuticals, Inc., a Delaware corporation (“Old PubCo”), Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Opco”), Impax Laboratories, Inc. and K2 Merger Sub Corporation, the Member received a number of common units of Opco (“Opco Common Units”) and a corresponding number of shares of Old PubCo Class B common stock;

WHEREAS, Old PubCo and Opco have decided to undergo a reorganization resulting in the elimination of the current umbrella partnership-corporation structure of Old PubCo and Opco, pursuant to that certain Reorganization Agreement, dated as of November 7, 2023 (the “Reorganization Agreement”), by and among New PubCo, Old PubCo, Opco and the Amneal Group (as defined in the Reorganization Agreement);

WHEREAS, following the closing of the transactions contemplated by the Reorganization Agreement, (i) Amneal Merger Sub 1 Inc., a Delaware corporation and wholly-owned subsidiary of New PubCo (“Merger Sub 1”), will be merged with and into Old PubCo, with Old PubCo as the surviving corporation (the “First Merger”), (ii) by virtue of the First Merger, each share of Old PubCo Class B common stock issued and outstanding immediately prior to the effective time of the First Merger will be converted into one validly issued, fully paid and nonassessable share of New PubCo Class B common stock, (iii) Amneal Merger Sub 2 Inc., a Delaware corporation and wholly-owned subsidiary of New PubCo (“Merger Sub 2”), will be merged with and into Opco, with Opco as the surviving entity (the “Second Merger”), (iv) by virtue of the Second Merger, each Opco Common Unit, other than those held by Old PubCo, will be exchanged for one validly issued, fully paid and nonassessable share of New PubCo Class A common stock (in a transaction qualifying under Internal Revenue Code Section 351) and (v) at the effective time of the Second Merger (the “Second Merger Effective Time”), the undersigned and the other holders of shares of New PubCo Class B common stock shall voluntarily surrender such shares, which will be subsequently cancelled by Opco (collectively, the “Reorganization”);

WHEREAS, immediately prior to the Second Merger, the Member will hold (i) a number of Opco Common Units, and (ii) a corresponding number of shares of New PubCo Class B common stock (the “Corresponding Surrendered Shares”) equal to the number of shares of Old PubCo Class B common stock the Member held immediately prior to the First Merger; and

WHEREAS, pursuant to and in accordance with the terms of the Reorganization Agreement, the Member hereby desires to voluntarily surrender such Corresponding Surrendered Shares effective as of Second Merger Effective Time.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Member hereby consents and agrees to the Second Merger and to irrevocably surrender the Corresponding Surrendered Shares to New PubCo, effective as of the Second Merger Effective Time.

2.	By executing and delivering this Agreement, the Member represents and warrants as follows:

(a)    The Member has good and valid title to and is the record owner of the Corresponding Surrendered Shares free and clear of any liens. The Member has the exclusive right, power and authority to transfer or surrender the Corresponding Surrendered Shares.

(b)    The Member has the right, power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by the Member and constitutes the Member’s valid and binding obligation, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.

The construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

4.

This Agreement may be executed in counterparts including facsimile and electronically transmitted copies, which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMNEAL NEWCO INC.

By:
Name:	Jason Daly
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

MEMBER:

[Name]

[Signature Page to Stock Surrender Agreement]